                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                      DIRECTORY SERVICES LICENSE AGREEMENT

                                 BY AND BETWEEN

                 R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.,
                  (F/K/A SPRINT PUBLISHING & ADVERTISING, INC.)

                                 CENDON, L.L.C.,

                        R.H. DONNELLEY DIRECTORY COMPANY,
                        (F/K/A CENTEL DIRECTORY COMPANY)

                               SPRINT CORPORATION,

                     SPRINT DIRECTORY TRADEMARK COMPANY, LLC

                                     AND THE

                    SPRINT LOCAL TELECOMMUNICATIONS DIVISION

                                TABLE OF CONTENTS

ARTICLE 1        DEFINITIONS...............................................   2

   Section 1.1   Definitions...............................................   2

ARTICLE 2        LICENSE TO PUBLISH........................................   7

   Section 2.1   License to Publish........................................   7

ARTICLE 3        GENERAL PUBLISHER OBLIGATIONS.............................   8

   Section 3.1   General...................................................   8

   Section 3.2   No Adverse Changes to White Pages.........................   8

   Section 3.3   White Pages Listing.......................................   9

   Section 3.4   Yellow Pages Listing......................................   9

   Section 3.5   Enhanced White Pages Products.............................   9

   Section 3.6   Geographic Coverage Area..................................   9

   Section 3.7   Interfiling...............................................  10

   Section 3.8   Information Pages.........................................  10

   Section 3.9   Warehousing; Initial and Secondary Distribution...........  11

   Section 3.10  Accuracy..................................................  11

   Section 3.11  Queries...................................................  11

   Section 3.12  Publication Schedule......................................  11

   Section 3.13  Regulatory/Legal Matters Cooperation......................  12

   Section 3.14  Complaints................................................  12

   Section 3.15  Recycling Services........................................  12

   Section 3.16  Agreements with CLECS.....................................  12

   Section 3.17  Additional Listing Information............................  12

ARTICLE 4        GENERAL SPRINT LTD OBLIGATIONS............................  13

   Section 4.1   Distribution Information; Delivery Quantities.............  13

   Section 4.2   Directory Sales-Initiated Changes.........................  13

   Section 4.3   Accuracy..................................................  13

   Section 4.4   Complaints Relating to Sprint LTD's Services..............  13

   Section 4.5   Queries...................................................  14

   Section 4.6   Directory Advertising Referrals...........................  14

ARTICLE 5        DIRECTORY ADVERTISING.....................................  14

   Section 5.1   Policies..................................................  14

   Section 5.2   Restrictions on Advertising...............................  14

   Section 5.3   Sprint LTD Advertising....................................  14

   Section 5.4   Premium Advertising.......................................  15

   Section 5.5   Products and Services.....................................  15

   Section 5.6   Sprint Minimum Spend......................................  16

ARTICLE 6        OTHER COMMERCIAL AGREEMENTS...............................  16

   Section 6.1   Trademark License Agreement...............................  16

   Section 6.2   Publisher Trademark License Agreement.....................  16

   Section 6.3   Subscriber Listings Agreement.............................  16

ARTICLE 7        BRANDING..................................................  16

   Section 7.1   Print Directory Cover.....................................  16

   Section 7.2   Other Covers and Home Pages...............................  17

   Section 7.3   Co-Branding...............................................  17

ARTICLE 8        TERM AND TERMINATION......................................  18

   Section 8.1   Term......................................................  18

   Section 8.2   Effects of Termination....................................  18

   Section 8.3   Early Termination by Sprint LTD...........................  19

   Section 8.4   Adverse Effect on the Licensed Marks......................  20

   Section 8.5   Failure to Meet Regulatory Obligation.....................  20

   Section 8.6   Early Termination by Publisher............................  21

ARTICLE 9        SALE OF A SPRINT LTD SERVICE AREA.........................  21

   Section 9.1   Sale of a Service Area....................................  21

   Section 9.2   Acquisition of a Service Area.............................  23

NONCOMPETE AND NONSOLICITATION.............................................  23

   Section 10.1  Publisher Obligations.....................................  23

ARTICLE 11       CONFIDENTIAL INFORMATION..................................  25

   Section 11.1  Nondisclosure.............................................  25

   Section 11.2  Relief....................................................  25

   Section 11.3  Termination of Agreement..................................  25

ARTICLE 12       REPRESENTATIONS AND WARRANTIES............................  26

   Section 12.1  Sprint Representations and Warranties.....................  26

   Section 12.2  Publisher Representations and Warranties..................  26

   Section 12.3  Disclaimer of Warranties..................................  26

ARTICLE 13       INDEMNIFICATION; LIMITATION OF LIABILITY..................  26

   Section 13.1  Publisher Indemnity.......................................  26

   Section 13.2  Sprint LTD Indemnity......................................  26

   Section 13.3  Procedure.................................................  27

   Section 13.4  Limitation of Liability...................................  28

   Section 13.5  Errors and Omissions......................................  28

ARTICLE 14       ADDITIONAL REGULATORY REQUIREMENTS AND COSTS..............  28

   Section 14.1  Regulatory Requirements...................................  28

   Section 14.2  Provision of Regulatory Information.......................  29

ARTICLE 15       SHARING OF INFORMATION....................................  29

   Section 15.1  Credit Matters............................................  29

   Section 15.2  Publisher Access to Sprint LTD Directory System...........  29

ARTICLE 16       INTERNET OPERATIONS AND OTHER SPRINT SERVICES.............  29

   Section 16.1  Internet Links............................................  29

   Section 16.2  Sprint Services...........................................  29

   Section 16.3  Information Systems.......................................  30

ARTICLE 17       DISPUTE RESOLUTION........................................  30

   Section 17.1  Option to Negotiate Disputes..............................  30

   Section 17.2  Governing Law.............................................  30

   Section 17.3  Forum Selection...........................................  31

   Section 17.4  Waiver of Jury Trial......................................  31

   Section 17.5  Attorneys' Fees...........................................  31

   Section 17.6  Cumulative Remedies.......................................  31

ARTICLE 18       REAFFIRMATION OF CENDON PAYMENTS..........................  31

   Section 18.1  Former CenDon Directory Agreements........................  31

ARTICLE 19       GENERAL...................................................  32

   Section 19.1  Assignment................................................  32

   Section 19.2  Subcontractors............................................  32

   Section 19.3  Relationship..............................................  32

   Section 19.4  Notices...................................................  32

   Section 19.5  Independent Contractor....................................  33

   Section 19.6  Entire Agreement..........................................  33

   Section 19.7  Severability..............................................  33

   Section 19.8  Compliance with Laws/Regulations..........................  33

   Section 19.9  Force Majeure.............................................  34

   Section 19.10 No Third Party Beneficiaries..............................  34

   Section 19.11 Binding Effect............................................  34

   Section 19.12 Waivers...................................................  34

   Section 19.13 Exhibits..................................................  34

   Section 19.14 Headings..................................................  34

   Section 19.15 Survival..................................................  34

   Section 19.16 Modifications.............................................  34

   Section 19.17 Counterparts..............................................  35

   Section 19.18 Sprint LTD Obligation.....................................  35

   Section 19.19 Publisher Reasonable Efforts..............................  35

                                    EXHIBITS

Exhibit A                  Publication Schedule

Exhibit B                  Advertising Policies

Exhibit C                  Directory Cover Policies

Exhibit D                  Service Levels for Distributions

Exhibit E                  Sprint LTD Service Areas

Exhibit F                  Current Practices Regarding Suitability and Usability

Exhibit G                  Trademark License Agreement

Exhibit H                  Publisher Trademark License Agreement

Exhibit I                  Regulatory Cost Reimbursement Policies

Exhibit J                  Co-Brand Standards

                      DIRECTORY SERVICES LICENSE AGREEMENT

         THIS DIRECTORY SERVICES LICENSE AGREEMENT ("Agreement") is effective as of this 3rd day of January, 2003, by and between R.H. Donnelley Publishing & Advertising, Inc. (f/k/a Sprint Publishing & Advertising, Inc.), a Kansas corporation ("RHDPA"), R.H. Donnelley Directory Company (f/k/a Centel Directory Company), a Delaware corporation ("RHDDC"), and CenDon, L.L.C., a Delaware limited liability company ("CenDon"), (RHDPA, RHDDC and Cendon are referred to collectively in this Agreement as the "Publisher"), Sprint Corporation, a Kansas corporation ("Sprint Parent"), Sprint Directory Trademark Company, LLC, a Delaware limited liability company ("Sprint Trademark Co."), and Sprint Minnesota, Inc., Sprint - Florida, Incorporated, Carolina Telephone & Telegraph Co., United Telephone - Southeast, Inc., United Telephone Company of the Carolinas, United Telephone Company of Southcentral Kansas, United Telephone Company of Eastern Kansas, United Telephone Company of Kansas, Sprint Missouri, Inc., United Telephone Company of Texas, Inc., United Telephone Company of the West, The United Telephone Company of Pennsylvania, United Telephone Company of New Jersey, Inc., United Telephone Company of the Northwest, United Telephone Company of Ohio, United Telephone Company of Indiana, Inc., Central Telephone Company, Central Telephone Company of Virginia and Central Telephone Company of Texas (collectively the "Sprint Local Telecommunications Division" or "Sprint LTD" and, together with Sprint Parent and Sprint Trademark Co., collectively, the "Sprint Companies" and each, a "Sprint Company"), each of which is a certificated provider of local telephone exchange service. Publisher, Sprint Trademark Co. and Sprint LTD are sometimes referred to in this Agreement as a "Party" and collectively as the "Parties."

                                    RECITALS:

         A. On the date of this Agreement, R.H. Donnelley Corporation, a Delaware corporation ("Buyer"), is acquiring all of the outstanding capital stock of DirectoriesAmerica, Inc., a Kansas corporation, and RHDDC from Sprint Parent and Centel Directories LLC, a Delaware limited liability company ("Centel LLC"), respectively (Sprint Parent and Centel LLC are referred to collectively in this Agreement as "Sellers"), pursuant to a Stock Purchase Agreement, dated as of September 21, 2002, between Sellers and Buyer (the "Stock Purchase Agreement");

         B. The Stock Purchase Agreement provides that the Parties will enter into this Agreement as a condition to the closing of the transactions contemplated by the Stock Purchase Agreement;

         C. Sprint LTD desires to license to Publisher the right to produce, publish and distribute the Sprint LTD Directories on the terms and conditions set forth in this Agreement and the other Commercial Agreements;

         D. Publisher desires to produce, publish and distribute the Sprint LTD Directories, on the terms and conditions set forth in this Agreement and the other Commercial Agreements;

         E. The Sprint Companies desire to grant, and Publisher desires to obtain, subject to the terms and conditions of this Agreement and the other Commercial Agreements, a license to use the trademarks and service marks listed in the Trademark License Agreement (as defined in Section 6.1) in connection with the Sprint LTD Directories; and

         F. The Parties desire to set forth certain understandings among themselves with respect to certain aspects of Publisher's business from and after the date hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following defined terms used in this Agreement will have the meanings specified below:

         (a) "Advertising Policies" means the policies set forth on Exhibit B.

         (b) "Affiliate" means a person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

         (c) "CLEC" means any competitive local exchange carrier operating within the Service Areas.

         (d) "Commercial Agreements" means this Agreement, the Trademark License Agreement, the Publisher Trademark License Agreement and the Subscriber Listings Agreement.

         (e) "Confidential Information" means all information and documentation of a Party which such Party does not make generally available to the public, including confidential and/or proprietary technical or business information, confidential marketing and business plans and customer lists. Confidential Information does not include information which (i) was in the possession of the receiving Party free of restriction prior to its receipt from the disclosing Party, (ii) is or becomes publicly known or available through no breach of this Agreement by the receiving Party, (iii) is rightfully acquired by the receiving Party free of restrictions on its disclosure, or (iv) is independently developed by personnel of the receiving Party to which "Confidential Information" has not been previously disclosed. Subscriber Listing Information will be considered "Confidential Information" of Sprint LTD until the publication of such information in a Sprint LTD Directory, or until such information otherwise ceases to be "Confidential Information" for any of the reasons (i) through (iv) cited above.

         (f) "Current Practices" means the ordinary and customary business practices of Publisher during the twelve month period prior to the date of the Stock Purchase Agreement.

         (g) "Directional Information" means subscriber name, address and primary telephone number (including mobile telephone number), email address, types of goods or services offered, hours of operation, methods of payment and other similar information primarily designed for the purpose of directing consumers who are seeking a product or service to providers of that product or service in order to satisfy such consumer's previously recognized need or desire for such product or service and is distinguished from "promotional information," which is primarily designed to stimulate (as opposed to direct) demand for products and services in consumers who did not previously recognize such need or desire for such products or services.

         (h) "Directory Advertising" means any advertising purchased from Publisher for inclusion in a Sprint LTD Directory, including Premium Advertising Products. "Directory Advertising" also includes (i) standard classified advertising and other advertising in Yellow Pages Directories, such as display advertising and in-column advertisements, free listings, foreign classified listings and listings under additional headings in Yellow Pages Directories and
(ii) offerings of a promotional nature in White Pages Directories, including, without limitation red splash and in-column advertisements. Notwithstanding the preceding sentence, "Directory Advertising" does not include Enhanced White Pages Products.

         (i) "Directory Cover Policies" means the policies set forth on Exhibit
C.

         (j) "Enhanced White Pages Products" means additional, alternate, foreign, nonpublished, nonlisted, enhanced, vanity or other listings, products or advertising in physical media White Pages Directories that are of an informational nature (such as an extra phone number or address) and are tariffed or price listed by Sprint LTD as of the date of the Stock Purchase Agreement.

         (k) "Extended Area Service" means an exchange or other geographic area outside of a Subscriber's home exchange which is part of the Subscriber's mandatory local calling area where Legal and Regulatory Requirements mandate that Subscriber Listings for such Extended Area Service area be included in such Subscriber's local Sprint LTD Directory.

         (l) "Geographic Coverage Area" for a Sprint LTD Directory means the geographic area where Subscribers reside whose Standard Listings are included in such Sprint LTD Directory.

         (m) "ILEC" means an incumbent local exchange carrier.

         (n) "Information Pages" means basic information pages generally included at the front of a physical media Sprint LTD Directory (and also a non-physical media Sprint LTD Directory but only if and to the extent that Legal and Regulatory Requirements require similar information to be included in non-physical media Sprint LTD Directories), commonly referred to in the telephone directory publishing industry as "Preliminary Pages" or "Information Pages," which (i) relate to services provided by Sprint LTD to its customers or
(ii) are required by the Legal and Regulatory Requirements.

         (o) "Initial Distribution" means the primary distribution of a physical media Sprint LTD Directory to Subscribers located within the applicable Service Area pursuant to the terms and conditions of this Agreement.

         (p) "Interfile" means the process of combining Subscriber Listing Information from Subscribers in two or more local exchange carriers or geographic areas into a single set of alphabetical listings, or combining residential and business Subscriber Listing Information into a single set of alphabetical listings. When referring to captions, "Interfile" means the process of combining Subscriber Listing Information of businesses operating under the same name, or other subscribers with multiple telephone numbers, into a single listing with multiple addresses and/or phone numbers.

         (q) "Legal and Regulatory Requirements" means all actions and requirements that are necessary to enable Sprint LTD to fulfill, with respect to the Sprint LTD Directories, (i) its contractual obligations related to directories under interconnection and similar agreements entered into between Sprint LTD and any CLEC and (ii) any order, injunction, decree, statute, law, ordinance, principle of common law, rule, tariff or regulation related to directories and applicable to Sprint LTD as a local exchange carrier (including Sprint LTD compliance with any applicable regulatory agency's customs and practices).

         (r) "Listing Information Updates" means current data concerning business Subscribers whose telephone service has been installed, disconnected, or otherwise changed, which data is required by Publisher in connection with the publication of Sprint LTD Directories and the sale of Directory Advertising. Listing Information Updates are used to correct or add information in or to the Sprint LTD Directory and as sales leads for Directory Advertising sales.

         (s) "Local Advertising" means advertising (whether space or preferred placement of listings) included in or accessible through a physical or non-physical directory that is intended to provide Directional Information regarding, or otherwise promote, a business or other organization located in or providing products or services in any Service Area. Notwithstanding the preceding sentence, "Local Advertising" excludes advertising sold to or promoting a business (or group of related businesses) that (i) sells products or services in three or more non-contiguous states or five or more states, and (ii) primarily targets advertising to consumers who are located or reside outside of the Service Areas. Notwithstanding the foregoing sentence, otherwise unrelated businesses which collectively form a group solely for purposes of purchasing advertising shall not qualify for the foregoing exclusion from "Local Advertising."

         (t) "New Service Area" means any additional geographic area where Sprint LTD becomes by any manner (including without limitation acquisition or purchase of rights) the ILEC after the date of the Stock Purchase Agreement. "New Service Area" does not include any geographic areas in which Sprint LTD is a competitive local exchange carrier or becomes a competitive local exchange carrier after the date of the Stock Purchase Agreement.

         (u) "Non-Competition Agreement" means that certain Non-Competition Agreement by and among Sprint Parent, Sprint LTD, Buyer and Publisher dated the date of this Agreement.

         (v) "Premium Advertising Products" means premium and non-traditional advertising products offered by Publisher with respect to the Sprint LTD Directories, such as tab advertising, banner advertising, filler advertising, and specific interest guides placed in the Sprint LTD Directories (e.g., menu or golf guides). Restricted Advertising Products are included in the definition of Premium Advertising Products.

         (w) "Publication Month" means the calendar month during which the majority of copies of a particular issue of a physical media Sprint LTD Directory are distributed pursuant to the Initial Distribution for such Sprint LTD Directory.

         (x) "Publication Schedule" means the publication schedule provided to Sprint LTD by Publisher from time to time, in the form set forth as Exhibit A, which schedule includes the Publication Month and WHOA Date with respect to each physical media Sprint LTD Directory.

         (y) "Restricted Advertising Products" means (i) advertising products in a physical medium offered by Publisher with respect to physical media Sprint LTD Directories which are visible without opening the Sprint LTD Directory or which are not physically attached to the Sprint LTD Directory, such as cover advertising, spine advertising, tab advertising, advertising on cards inserted into the Sprint LTD Directories (blow-in cards) and advertising which is distributed together with the Sprint LTD Directories (e.g., ride-a-long advertisements which are delivered with the Sprint LTD Directories or advertising on bags in which the Sprint LTD Directories are delivered), (ii) advertising which is displayed on the home page (or any similar feature) of a non-physical media Sprint LTD Directory or otherwise in a preferred or pop-up position with respect to the home page or similar feature of any non-physical media Sprint LTD Directory and (iii) the materials described in Section 3.9(c).

         (z) "Secondary Distribution" means the provision and distribution of a physical media Sprint LTD Directory to Subscribers who have newly subscribed to local telephone exchange service within the applicable Service Area after Initial Distribution is completed and prior to publication of the next issue of the Sprint LTD Directory.

         (aa) "Service Areas" means geographic areas where Sprint LTD is obligated to provide local telephone exchange service as the ILEC as of the date of the Stock Purchase Agreement, as such areas may be extended to include any Extended Service Area markets. A list of the Sprint subsidiaries that own and operate Service Areas as of the date of the Stock Purchase Agreement is contained in Exhibit E.

         (bb) "Sprint Entity" means Sprint Parent, Sprint Trademark Co., Sprint LTD or any of their Affiliates. Sprint Parent, Sprint Trademark Co., Sprint LTD and their Affiliates are collectively referred to as the "Sprint Entities."

         (cc) "Sprint LTD Directory" means a White Pages Directory or a Yellow Pages Directory, or both if such physical directories are bound together or such non-physical directories are produced together, in each case as an integrated unit, distributed primarily in (or primarily directed at, in the case of non-physical directories) a Service Area and branded with one or more of the Licensed Marks.

         (dd) "Standard Listing" or "Listing" means a Sprint LTD Directory listing relating to a Subscriber. Except to the extent the Subscriber has requested that such information not appear in a Sprint LTD Directory, a "Standard Listing" or "Listing" with respect to a Sprint LTD Directory will consist of: (i) the Subscriber's name and one associated telephone number and one associated address and (ii) any information required by the Legal and Regulatory Requirements.

         (ee) "Subscriber" means a person or entity (i) that subscribes to wireline local telephone exchange service from Sprint LTD in the Service Areas,
(ii) that subscribes to wireline local telephone exchange service in the Service Areas from a CLEC which has entered into an agreement with Sprint LTD requiring Sprint LTD to publish such CLEC's Subscriber Listing Information in a Sprint LTD Directory (e.g., an interconnection agreement), or (iii) whose Subscriber Listing Information must be included in a Sprint LTD Directory to meet Legal and Regulatory Requirements.

         (ff) "Subscriber Listing Information" means (i) the names of Subscribers within a specified geographic area, and their associated telephone numbers and listed addresses, (ii) information required under applicable rules and regulations of the Federal Communications Commission to be provided to any requesting directory publishers, and (iii) all other information relating to Subscribers required to meet the Legal and Regulatory Requirements under this Agreement. "Subscriber Listing Information" does not include information relating to Subscribers who have requested to not be listed in a Sprint LTD Directory, other than such information as may be required to deliver Sprint LTD Directories to such Subscribers.

         (gg) "Subsidiary" means each corporation, association, subsidiary, partnership, limited liability company or other entity of which the applicable entity owns or controls, directly or indirectly, a majority of the outstanding equity or voting interests.

         (hh) "White Pages Directory" means any directory, whether in a physical media (e.g., print or CD ROM) or non-physical media (e.g., electronic), produced, published or distributed by Publisher that contains only Subscriber Listing Information, Information Pages, Enhanced White Pages Products, Directory Advertising, and such other information required by the Legal and Regulatory Requirements and may also include other information pertaining to Subscribers within the Geographic Coverage Area, including, but not limited to, mobile telephone numbers, e-mail addresses, website addresses and the like. The White Pages Directory may be bound or produced together, in each case as an integrated unit, with a Yellow Pages Directory.

         (ii) "WHOA Date" means the final date that service orders are accepted for a Sprint LTD Directory.

         (jj) "Yellow Pages Directory" means any directory, whether in a physical media (e.g., print or CD-ROM) or non-physical media (e.g., electronic), produced, published or distributed by Publisher that contains Directional Information, Subscriber Listing Information, Directory Advertising and other information, in each case with respect to Subscribers and businesses or organizations located or providing products or services within the Geographic Coverage Areas. The Yellow Pages Directory may be bound or produced together, in each case as an integrated unit, with a White Pages Directory.

         (kk)     Additional Definitions:

                  Term                                                Section
                  Agreement                                      Introduction
                  Available Products                                      5.4
                  Brand Identity Standards                             7.3(d)
                  Buyer                                              Recitals

                  CenDon                                         Introduction
                  Centel LLC                                         Recitals
                  Co-Brand Standards                                   7.3(c)
                  Expenses                                               13.1
                  First Option                                            5.4
                  Force Majeure                                          19.9
                  Former CenDon Directory Agreements                     18.1
                  Initial Term                                            8.1
                  Licensed Marks                                          6.1
                  Losses                                                 13.1
                  Non-Competition Agreement                               6.4
                  Option Holders                                          5.4
                  Parties                                        Introduction
                  Party                                          Introduction
                  Publisher                                      Introduction
                  Publisher Co-Brand Marks                             7.3(a)
                  Publisher Marks                                         6.2
                  Publisher Trademark License Agreement                   6.2
                  Renewal Term                                            8.1
                  Request                                                 9.2
                  Reserved Products                                       5.4
                  RHDDC                                          Introduction
                  RHDPA                                          Introduction
                  Sellers                                            Recitals
                  Sprint Trademark Co.                           Introduction
                  Sprint Companies                               Introduction
                  Sprint Company                                 Introduction
                  Sprint Local Telecommunications Division       Introduction
                  Sprint LTD                                     Introduction
                  Sprint Parent                                  Introduction
                  Stock Purchase Agreement                           Recitals
                  Subscriber Listings Agreement                           6.3
                  Term                                                    8.1
                  Trademark License Agreement                             6.1

                                    ARTICLE 2

                               LICENSE TO PUBLISH

         SECTION 2.1       LICENSE TO PUBLISH.

         (a) Sprint LTD hereby grants to Publisher a non-transferable (except as provided in Section 19.1 of this Agreement), exclusive license, without the right to sublicense, to produce, publish and distribute on behalf of Sprint LTD the physical media and non-physical media Sprint LTD Directories on the terms and conditions set forth in this Agreement and the other

Commercial Agreements; provided, however, that nothing in this Section 2.1(a) will be deemed to preclude any Sprint Entity from taking any actions or engaging in any activities (or authorizing a third party to take any actions or engage in any activities) not otherwise prohibited under the Non-Competition Agreement.

         (b) Subject to Section 9.2, the Parties acknowledge that the license grants in this Section 2.1 will not apply to any New Service Areas.

         (c) Any material breach of this Section 2.1 will constitute a material breach of this Agreement by Sprint LTD.

                                    ARTICLE 3

                          GENERAL PUBLISHER OBLIGATIONS

         SECTION 3.1 GENERAL. Except for the obligations of Sprint LTD under this Agreement and the Subscriber Listings Agreement, as between the Parties, Publisher will be responsible for all activities relating to the production, publication and distribution of the Sprint LTD Directories, including the following:

         (a) the printing of the print Sprint LTD Directories;

         (b) the compilation and layout of the Sprint LTD Directories;

         (c) the purchasing of paper and other raw materials necessary to produce the print Sprint LTD Directories;

         (d) the marketing and promotion of the Sprint LTD Directories;

         (e) all sales, billing and collection activities relating to Directory Advertising;

         (f) the preparation of advertisements in the Sprint LTD Directories;

         (g) subject to Article 14, all actions that are necessary to enable Sprint LTD to fulfill the Legal and Regulatory Requirements;

         (h) the distribution of the Sprint LTD Directories; and

         (i) certain other matters related to the Sprint LTD Directories as set forth in this Agreement.

         SECTION 3.2 NO ADVERSE CHANGES TO WHITE PAGES. Publisher will comply with the schedule of the Current Practices that affect the suitability and usability of the physical media White Pages Directories (such as font size, paperweight, or the publishing of objectionable advertising content) as described on Exhibit F. Publisher will have the right to make changes to Exhibit F as reasonably determined appropriate by Publisher to reflect cultural and competitive changes, provided that no such change will have an adverse effect on the Licensed Marks among a significant portion of the total population residing within the Service Areas in the aggregate or violate any Legal and Regulatory Requirement.

         SECTION 3.3 WHITE PAGES LISTING. Publisher will include a Standard Listing in the applicable White Pages Directory as required by Legal and Regulatory Requirements for each Subscriber based on the Subscriber Listing Information provided to Publisher by Sprint LTD pursuant to the Subscriber Listings Agreement.

         SECTION 3.4 YELLOW PAGES LISTING. Consistent with the Legal and Regulatory Requirements, Publisher will include a Standard Listing in the applicable physical media Yellow Pages Directory for each business Subscriber based on the Subscriber Listing Information provided to Publisher by Sprint LTD pursuant to the Subscriber Listings Agreement. If Publisher no longer publishes an applicable physical media Yellow Pages Directory, then Publisher will include a Standard Listing in the applicable non-physical media Yellow Pages Directory for each business Subscriber based on the Subscriber Listing Information provided to Publisher by Sprint LTD.

         SECTION 3.5 ENHANCED WHITE PAGES PRODUCTS. Publisher will include in the physical media White Pages Directories all Enhanced White Pages Products sold by Sprint LTD to the extent that (i) Sprint LTD timely provides such Enhanced White Pages Products to Publisher, and (ii) such Enhanced White Pages Products do not conflict with any Legal and Regulatory Requirements. Sprint LTD and its Affiliates will maintain the exclusive right to sell Enhanced White Pages Products. Sprint LTD will bill for and retain all revenue for Enhanced White Pages Products sold by Sprint LTD or its Affiliates. All other products sold with respect to White Page Directories as of the date of the Stock Purchase Agreement shall be sold by Publisher. If additional white pages products which are informational, as opposed to promotional, in nature are proposed to be included in physical media Sprint LTD Directories, the Parties will negotiate in good faith to determine whether such products will be sold by Sprint LTD or Publisher. All products of a promotional nature proposed to be sold in a White Pages Directory shall be sold by Publisher. The Parties will agree upon a method to avoid conflicts in distribution channels in connection with the activities described in this Section 3.5.

         SECTION 3.6 GEOGRAPHIC COVERAGE AREA. Publisher will be entitled to determine each Sprint LTD Directory's Geographic Coverage Area, except that
(a) Publisher may not significantly expand the scope of any White Pages Directory's Geographic Coverage Area to include areas outside of the applicable Service Area without providing prior written notice to Sprint LTD, and (b) Publisher may not decrease the scope of any White Pages Directory's Geographic Coverage Area without the prior written consent of Sprint LTD, which will not be unreasonably withheld, provided, that Sprint LTD's consent shall not be required
(x) in the event Publisher decreases the scope of any underlay White Pages Directory so long as Publisher distributes to the affected Subscribers a White Pages Directory that covers the entire Geographic Coverage Area or (y) with respect to a White Pages Directory not required to be published by Legal and Regulatory Requirements. Notwithstanding the preceding sentence, (i) Publisher may not expand the scope of any Sprint LTD Directory's Geographic Coverage Area as of the date of this Agreement such that more than 15% of the persons or businesses listed in the Sprint LTD Directory after the expansion reside outside of both (A) the Geographic Coverage Area of the applicable Sprint LTD Directory as of the date of this Agreement and (B) the applicable Service Area as of the date of such determination, unless a greater expansion is required by the Legal and Regulatory Requirements and (ii) Publisher may not expand the scope of any Sprint LTD

Directory's Geographic Coverage Area into any area unless such area is adjacent to the Geographic Coverage Area and shares the same shopping patterns as the Geographic Coverage Area. Subject to Article 14, Publisher will ensure that the Geographic Coverage Area of the Sprint LTD Directories includes all geographic areas that are required in order to fulfill the Legal and Regulatory Requirements, including any requirements to include Listings for Extended Area Service markets. Sprint LTD will reimburse Publisher for the costs associated with including Listings for Extended Area Service markets as set forth on
Exhibit I. Upon reasonable request, Publisher will provide to Sprint LTD coverage maps and other information that generally identifies the Geographic Coverage Area for each Sprint LTD Directory. None of the foregoing shall preclude Publisher from publishing or distributing underlay directories or changing their scoping in any Service Area so long as all Legal and Regulatory Requirements are satisfied.

         SECTION 3.7 INTERFILING. Publisher may Interfile the Listings in any Sprint LTD Directory. Interfiled Listings will be indistinguishable from Listings of other Subscribers in the applicable Sprint LTD Directory. Sprint LTD may submit to Publisher for its consideration caption listings in Sprint LTD's preferred format, except that the methodology used and format for Interfiling caption listings will be at Publisher's sole discretion. Publisher will use commercially reasonable efforts to provide Sprint LTD with written notice at least 120 days prior to the WHOA Date if Publisher intends to modify a White Pages Directory in order to effect Interfiling and/or business-residence splits.

         SECTION 3.8       INFORMATION PAGES.

         (a) In order to satisfy the Legal and Regulatory Requirements, (i) Sprint LTD may specify with regard to the Information Pages the (A) content (including copy, layout, color and paper type) of such pages, (B) placement of such pages, and (C) number of such pages, all as consistent with Current Practices with respect to each Sprint LTD Directory, and (ii) Sprint LTD may specify different content with respect to such pages for each Sprint LTD Directory. Sprint LTD will reimburse Publisher for the costs associated with printing such Information Pages as set forth on Exhibit I. Sprint LTD may specify more Information Pages for inclusion in a Sprint LTD Directory than is consistent with Current Practices, and the reasonable incremental costs incurred by Publisher in connection with the printing of such additional pages and any other reasonable incremental related costs, relative to Current Practices for such Sprint LTD Directory, will be borne by Sprint LTD as set forth on Exhibit I regardless of whether or not such additional pages are required in order to satisfy the Legal and Regulatory Requirements. Sprint LTD must reimburse Publisher for any such costs within sixty (60) days of receipt of Publisher's invoice for such costs. Publisher will include and publish the Information Pages as specified by Sprint LTD without alteration. Publisher will not be obligated to publish any content with respect to the Information Pages that is contrary to its reasonable publishing standards or any content that primarily promotes a party other than Sprint LTD and its Affiliates, except in accordance with Legal and Regulatory Requirements. Publisher will have the right to determine the format, style, content and number of all other information pages in the Sprint LTD Directories, except as otherwise provided in this Agreement and the other Commercial Agreements.

         (b) In order for information to be included in the Information Pages section of a White Pages Directory, Sprint LTD must provide adequate information to Publisher by the appropriate dates (including those set forth in the Publication Schedule) for that White Pages Directory. In order for any changes to be made to information in the Information Pages section of a White Pages Directory prior to publication of that White Pages Directory, Sprint LTD must return proofs to Publisher by the appropriate dates (including those set forth in the Publication Schedule for that White Pages Directory).

         SECTION 3.9       WAREHOUSING; INITIAL AND SECONDARY DISTRIBUTION.

         (a) Warehousing. Publisher will be responsible for warehousing print Sprint LTD Directories in quantities sufficient to perform the Initial Distributions and Secondary Distributions and will warehouse such Sprint LTD Directories in quantities sufficient to distribute such Sprint LTD Directories in accordance with Legal and Regulatory Requirements.

         (b) Distribution Services. Publisher will produce, publish and distribute Sprint LTD Directories with such frequency as is required to fulfill the Legal and Regulatory Requirements. Publisher may adjust the specific publication date of a Sprint LTD Directory within a given publication cycle in order to meet Publisher's reasonable business concerns. Unless otherwise required by the Legal and Regulatory Requirements, Publisher may determine the number and distribution means (subject to this Section 3.9(b)) of Sprint LTD Directories to be delivered to each Subscriber. Publisher will distribute at no cost to Sprint LTD a reasonable number of print Sprint LTD Directories to Sprint LTD offices and sites for administrative use, consistent with Current Practices. Publisher also will fulfill, at its expense, reasonable requests for additional copies of print Sprint LTD Directories to be delivered to local, state, regional or national governmental agencies. Publisher will meet or exceed the service levels for the Initial Distributions and the Secondary Distributions set forth on Exhibit D. Publisher will have the right to make changes to Exhibit D as reasonably determined appropriate by Publisher to reflect cultural and competitive changes, provided that no such change will have an adverse effect on the Licensed Marks among a significant portion of the total population residing within the Service Areas in the aggregate or violate any Legal and Regulatory Requirement.

         (c) Ride Along Deliveries. Publisher may distribute other materials with the Sprint LTD Directories, including advertising, marketing or promotional materials distributed by Publisher or others, at Publisher's reasonable discretion.

         (d) Additional Directories. Publisher will provide additional copies of print Sprint LTD Directories to Subscribers upon reasonable terms and conditions.

         SECTION 3.10 ACCURACY. Publisher will work cooperatively with Sprint LTD and use commercially reasonable efforts to ensure that the Standard Listings are accurate; provided, that the Parties recognize that the accuracy of the Standard Listings is based primarily upon the information delivered by Sprint LTD to Publisher under the Subscriber Listings Agreement.

         SECTION 3.11 QUERIES. Publisher will provide Sprint LTD with contact numbers for queries concerning services to be provided by Publisher under this Agreement, and will use commercially reasonable efforts to respond to such queries within a timely fashion.

         SECTION 3.12 PUBLICATION SCHEDULE. Publisher may modify the Publication Schedule from time-to-time to reflect changes in the publication cycles of the Sprint LTD Directories, including changes to WHOA Dates. Publisher will provide Sprint LTD with prompt written notice of any changes to the Publication Schedule, and such revised Publication Schedule shall be deemed to be incorporated as part of the terms and conditions of this Agreement in replacement of the prior Publication Schedule.

         SECTION 3.13 REGULATORY/LEGAL MATTERS COOPERATION. Each Party will promptly notify the other Party of, and at either Party's request, the other Party will cooperate with such Party with respect to, any inquiry, investigation, formal or informal complaint, lawsuit or docket relating to the matters covered by this Agreement begun or threatened by any regulatory or judicial entity with jurisdiction over such Party. Publisher will cooperate with Sprint LTD with respect to legal efforts to change legislation or regulations in an effort to minimize directory publication costs.

         SECTION 3.14 COMPLAINTS. Publisher will have the responsibility for responding to complaints relating to the Sprint LTD Directories or to any Directory Advertising. Sprint LTD will refer any such complaints to Publisher for its response. Publisher will use commercially reasonable efforts to resolve such complaints. Upon request by Publisher, Sprint LTD will cooperate with Publisher in order to resolve the complaints arising out of the services provided by Publisher. Publisher will direct to Sprint LTD all calls received by Publisher that were intended for Sprint LTD.

         SECTION 3.15 RECYCLING SERVICES. For a period of at least five (5) years following the date hereof, Publisher will handle recycling activities associated with the recovery of old print Sprint LTD Directories in a manner substantially consistent with Current Practices, but in any event in a manner consistent with fulfilling the Legal and Regulatory Requirements.

         SECTION 3.16 AGREEMENTS WITH CLECS. Publisher will include in the Sprint LTD Directories all information that Sprint LTD is required to include in the Sprint LTD Directories pursuant to Sprint LTD's agreements with CLECs (e.g., interconnection agreements). Publisher will treat Listings from CLECs in the same manner as it treats Listings from Sprint LTD, and as required in order to fulfill the Legal and Regulatory Requirements.

         SECTION 3.17      ADDITIONAL LISTING INFORMATION.

         (a) As permitted by applicable privacy and other laws, Publisher may request that Sprint LTD provide to Publisher for inclusion in the Listings additional information in Sprint LTD's possession that Sprint LTD is not required to publish pursuant to the Legal and Regulatory Requirements. Sprint LTD will be required to provide such information to Publisher if the cost to Sprint LTD in the aggregate resulting from the provision of the information to Publisher is de minimis, or if Publisher agrees to reimburse Sprint LTD for such cost. Otherwise, the Parties will discuss in good faith the terms and conditions upon which such information may be provided by Sprint LTD to Publisher.

         (b) Subject to applicable privacy and other laws, Sprint LTD may request that Publisher include in the Listings additional information concerning Subscribers that Sprint LTD is not required to publish pursuant to the Legal and Regulatory Requirements. Publisher will be required to provide such information in the Listings if the cost to Publisher in the aggregate resulting from the inclusion of the information is de minimis (in which case the cost will be borne by Publisher), or if Sprint LTD agrees to reimburse Publisher for such cost; provided that Publisher will not be required to provide such information in the Listings if it would be contrary to directory publishing industry standards. Otherwise, the Parties will discuss in good faith the terms and conditions upon which such information may be included in the Listings. If the provision of any such additional information represents a revenue opportunity, then if such information relates to a White Pages Directory, it shall be governed by Section 3.5 hereof, and if such information relates to a Yellow Pages Directory, Publisher shall be entitled to sell or otherwise provide such additional information and recognize all revenues in connection therewith under this Agreement.

         (c) Notwithstanding the foregoing, Publisher will continue to include all Subscriber Listing Information with respect to each Sprint LTD Directory consistent with the Legal and Regulatory Requirements.

                                    ARTICLE 4

                         GENERAL SPRINT LTD OBLIGATIONS

         SECTION 4.1 DISTRIBUTION INFORMATION; DELIVERY QUANTITIES. At no charge to Publisher and in a format consistent with Current Practices, Sprint LTD will provide Publisher with all Subscriber distribution information, including non-published and non-listed Subscriber mailing and hand-delivery information, including zip codes, in Sprint LTD's possession reasonably required by Publisher to perform its distribution obligations under this Agreement. Publisher will use this information solely in connection with the delivery of Sprint LTD Directories under this Agreement. Where available, Sprint LTD also will provide to Publisher all street-mailing addresses associated with each Subscriber's enhanced 911 service.

         SECTION 4.2 DIRECTORY SALES-INITIATED CHANGES. To the extent commercially practicable with its existing systems, Sprint LTD will process Listing changes submitted to it via the Directory Change Request (DCR) form from Publisher's sales representatives. Sprint LTD further agrees to timely process Listing changes and queries submitted to it via the form 3235, or any later-created variation of that form, from Certified Marketing Representatives who sell national Directory Advertising. In processing these Listings changes, Sprint LTD will correct its Listing database as directed on the DCR or the form 3235.

         SECTION 4.3 ACCURACY. Sprint LTD agrees to work cooperatively with Publisher and use its commercially reasonable efforts to ensure that Subscriber Listing Information and Listing Information Updates are accurate and complete, including by properly designating the appropriate Subscriber Listing Information of non-published and unlisted Subscribers.

         SECTION 4.4 COMPLAINTS RELATING TO SPRINT LTD'S SERVICES. Sprint LTD will have the responsibility for responding to complaints relating to Enhanced White Pages or local telephone service. Publisher will refer any such complaints to Sprint LTD for its response. Sprint LTD will use commercially reasonable efforts to resolve such complaints. Upon request by Sprint LTD, Publisher will cooperate with Sprint LTD in order to resolve the complaints arising out of the services provided by Sprint LTD. Sprint LTD will direct to Publisher all calls received by Sprint LTD that were intended for Publisher.

         SECTION 4.5 QUERIES. Sprint LTD will provide Publisher with contact numbers for queries concerning services provided by Sprint LTD to Publisher under this Agreement, and will respond to any such queries in a timely fashion.

         SECTION 4.6 DIRECTORY ADVERTISING REFERRALS. Sprint LTD will refer all Subscribers interested in purchasing Directory Advertising to Publisher. Publisher will provide contact information for this purpose to Sprint LTD.

                                   ARTICLE 5

                              DIRECTORY ADVERTISING

         SECTION 5.1 POLICIES. Publisher will formulate all policies relating to Directory Advertising, subject to the terms and conditions of this Agreement and the Trademark License Agreement and will advise Sprint LTD in writing of material changes in these policies, except that Publisher may not make any material change to the Advertising Policies or the Directory Cover Policies without the prior written consent of Sprint LTD, which will not be unreasonably withheld, particularly as necessary to permit Publisher to take advantage of advertising sales opportunities that are being utilized by other significant directory publishers.

         SECTION 5.2       RESTRICTIONS ON ADVERTISING.

         (a) Publisher may not sell or include any advertising for telecommunications services (including wireline or wireless voice or data services) in the Restricted Advertising Products, or permit any branding of the Sprint LTD Directories or the Restricted Advertising Products with any name or brand (other than the name or brand of the ILEC in the applicable Service Area) that is identified with the provision of telecommunications services (including wireline or wireless voice or data services), except (i) as required by law,
(ii) with Sprint LTD's prior written consent, (iii) as required by Legal and Regulatory Requirements, or (iv) as required by Publisher in order to avoid a breach of any contract to which Publisher became a party prior to the execution of this Agreement until the end of the term of such contract (which will include any renewal only if such renewal is either automatic or at the other party's option).

         (b) Publisher may not sell or include in the Sprint LTD Directories any Directory Advertising that does not comply with the Advertising Policies (as they may be modified pursuant to Section 5.1) in all respects; provided, that a violation of this Section 5.2(b) that would otherwise constitute a material breach of this Agreement will not be deemed to be a material breach of this Agreement so long as Publisher has used reasonable efforts to comply with this Section and such violation is not materially inconsistent with the performance of Publisher prior to the date hereof with respect to the application of the then-existing Advertising Policies, and in no event will Publisher have any responsibility for any advertising placed prior to the date of this Agreement.

         SECTION 5.3 SPRINT LTD ADVERTISING. Publisher will provide Sprint LTD and the other Sprint Entities access to and pricing for all Directory Advertising on a most-favored-customer basis for similarly situated customers that are purchasing equivalent volumes and types of advertising, including products that are subject to the right of first option pursuant to Section 5.4, except that such most-favored-customer terms for such advertising products will not be available to Sprint LTD and the other Sprint Entities during the thirty (30) days prior to the applicable WHOA Date of a particular Sprint LTD Directory.

         SECTION 5.4 PREMIUM ADVERTISING. Sprint LTD and the other Sprint Entities (collectively, the "Option Holders") will have a first option with respect to the purchase of all Premium Advertising Products offered in the Sprint LTD Directories, except for Premium Advertising Products sold to another party in the previous issue of the Sprint LTD Directory that are renewed by such party as contemplated by the provisions of this Section 5.4 (the "First Option"). Not less than 60 days prior to the beginning of the sales canvass for each Sprint LTD Directory, Publisher will notify Sprint LTD of all Premium Advertising Products in the applicable Sprint LTD Directory, specifying those Premium Advertising Products available for purchase by the Option Holders ("Available Products") and those Premium Advertising Products sold to another party in the immediately prior version of the applicable Sprint LTD Directory ("Reserved Products"). This notice shall include a description of such available products, the pricing for such products consistent with Section 5.3 above, and the sales canvass commencement date for the applicable Sprint LTD Directory. The Option Holders, or any one of them, may exercise the First Option by providing Publisher with a notice of exercise within thirty (30) days after receipt of notice. This notice of exercise must specify the Premium Advertising Product(s) for which the First Option is exercised, and must specify whether it relates to Available Products, Reserved Products or both. If the Option Holders exercise the First Option with respect to Available Products, then the Option Holders shall be required to purchase those Available Products on the terms specified by Publisher in its notice. If the Option Holders exercise the First Option with respect to Reserved Products, then the Option Holders shall be required to purchase, on the terms specified by Publisher in its notice, those Reserved Products only upon their becoming Available Products due to the non-renewal (for whatever reason) of the Reserved Product by the prior advertiser. For any Reserved Product for which the Option Holders do not exercise the First Option that subsequently becomes an Available Product due to the non-renewal (for whatever reason) of the Reserved Product by the prior advertiser, Publisher shall provide written notice thereof to the Option Holders and the Option Holders shall have ten business days within which to exercise the First Option. If the Option Holders do not exercise the First Option with respect to any Available Product at least 30 days prior to the sales canvass, the First Option shall expire and Publisher shall be permitted to sell the Premium Advertising Products for the applicable Sprint LTD Directory to third parties (at a price at equivalent volumes not less than that last offered to the Option Holders for similar quantities or size) as well as the Option Holders. Any Premium Advertising Products purchased by the Option Holders, whether pursuant to an exercise of the First Option or made after the sales canvass commencement date for the applicable Sprint LTD Directory, will be subject to the most-favored-customer provision set forth in Section 5.3. Sprint LTD will pay Publisher for any Premium Advertising Products purchased within sixty (60) days of receipt of an invoice from Publisher.

         SECTION 5.5 PRODUCTS AND SERVICES. Except as prohibited by law, Publisher will offer Sprint LTD all products and services that it offers other third parties on a non-discriminatory basis.

         SECTION 5.6 SPRINT MINIMUM SPEND. Beginning with calendar year 2003 and ending with calendar year 2006, Sprint Entities shall purchase Directory Advertising from Publisher on the terms provided in this Article 5 aggregating at least $3,000,000 for each calendar year.

                                    ARTICLE 6

                           OTHER COMMERCIAL AGREEMENTS

         SECTION 6.1 TRADEMARK LICENSE AGREEMENT. Pursuant to the Trademark License Agreement in the form attached as Exhibit G (the "Trademark License Agreement") executed between Sprint Trademark Co. and Publisher as of the date of this Agreement, Publisher will receive a license to use specific trademarks of Sprint Trademark Co. (the "Licensed Marks") in connection with the production, publication and distribution of the Sprint LTD Directories. The terms and conditions of the Trademark License Agreement are hereby incorporated by reference into this Agreement.

         SECTION 6.2 PUBLISHER TRADEMARK LICENSE AGREEMENT. Pursuant to the Publisher Trademark License Agreement (the "Publisher Trademark License Agreement") executed among Sprint Parent, RHDPA and RHDDC as of the date of this Agreement, Sprint Parent will receive a license to use specific trademarks of RHDPA and RHDDC (the "Publisher Marks") upon the occurrence of certain events for the production, publication and distribution of telephone directories in certain geographic areas. The terms and conditions of the Publisher Trademark License Agreement are hereby incorporated by reference into this Agreement.

         SECTION 6.3 SUBSCRIBER LISTINGS AGREEMENT. Pursuant to the Subscriber Listings Agreement (the "Subscriber Listings Agreement") executed between Sprint LTD and Publisher as of the date of this Agreement, Publisher will receive a license to use the Subscriber Listing Information and Listing Information Updates in accordance with the terms and conditions set forth therein. The terms and conditions of the Subscriber Listings Agreement are hereby incorporated by reference into this Agreement.

                                    ARTICLE 7

                                    BRANDING

         SECTION 7.1 PRINT DIRECTORY COVER. During the Term, and unless otherwise expressly agreed to in writing by the Parties, at no cost to Sprint LTD or the other Sprint Entities, the Licensed Marks will appear clearly and conspicuously on the front cover and the spine of each print Sprint LTD Directory (a) in the format and style specified in the Directory Cover Policies and (b) in compliance with all other terms of this Agreement (including the Directory Cover Policies) and the Trademark License Agreement. The design and layout of the front cover and the spines of the print Sprint LTD Directories must comply with the Directory Policies. Publisher may not make any change to the Directory Cover Policies without the prior written consent of Sprint LTD, which will not be unreasonably withheld, particularly as necessary to permit Publisher to take advantage of advertising sales opportunities that are being utilized by other significant directory publishers. Upon Sprint LTD's reasonable request, Publisher will provide Sprint LTD with copies of the front cover and spine of any print Sprint LTD Directory prior to publication in order for Sprint LTD to ensure compliance with this Article 7.

         SECTION 7.2 OTHER COVERS AND HOME PAGES. Any use of the Licensed Marks in connection with and the design and layout of the cover, home page or similar feature of all non-print Sprint LTD Directories will comply with policies to be developed by the Parties which will be consistent with the principles set forth in the Directory Cover Policies.

         SECTION 7.3       CO-BRANDING

         (a) Publisher may co-brand the front covers and spines of the print Sprint LTD Directories with any trademark or trade name of Publisher (the "Publisher Co-Brand Marks"), provided that the Licensed Marks are clearly the dominant brand (i.e., the co-brand will not be more than 80% of the size of the Licensed Marks, except as otherwise provided in the Co-Brand Standards) on such covers and spines and the co-branding complies with the Co-Brand Standards.

         (b) Publisher may co-brand the cover, home page or similar feature of any non-print Sprint LTD Directory and any print or non-print related aspects of producing, publishing or distributing directories and soliciting and selling advertising in connection therewith in the Geographic Coverage Areas, such as sales collateral, stationary, contracts, invoices, customer correspondence, business cards and advertising and promotional materials with the Publisher Co-Brand Marks, provided that the Licensed Marks are clearly the dominant brand (i.e., the co-brand will not be more than 80% of the size of the Licensed Marks, except as otherwise provided in the Co-Brand Standards) and the co-branding complies with the Co-Brand Standards.

         (c) The Co-Brand Standards are attached hereto as Exhibit J (collectively, the "Co-Brand Standards"). If Publisher wishes to use the co-brand in a specific graphic use that is outside of the agreed-upon Co-Brand Standards, the Parties will once again negotiate in good faith to agree on Co-Brand Standards. Publisher may change the actual specific graphic uses of the co-branding of the Purchaser Co-Brand Marks and the Licensed Marks pursuant to this Section 7.3, provided such specific graphic uses comply with the Co-Brand Standards and this Section 7.3.

         (d) Notwithstanding any other provision of this Agreement, Publisher may not include on the front or back cover or spine of any print Sprint LTD Directory or the cover, home page or similar feature of any non-print Sprint LTD Directory (i) any advertising for telecommunications services (including wireline or wireless voice or data services) or (ii) any name or brand (other than the name or brand of the ILEC in the applicable Service Area) (1) that is identified with the provision of telecommunications services (including wireline or wireless voice or data services) except (x) as required by applicable law or the Legal and Regulatory Requirements or (y) as required by Publisher in order to avoid a breach of any contract to which Publisher became a party prior to the execution of this Agreement until the end of the term of such contract (which will include any renewal only if such renewal is either automatic or at the other party's option) or (2) of any entity engaged in any business of the type listed in the "Restricted Headings" section of the Advertising Policies attached as Exhibit B. The foregoing shall not preclude Publisher from including photographs of the Las Vegas strip on any cover of any print Sprint LTD Directory or on any cover, home page or similar feature of any non-print Sprint LTD Directory.

         (e) For the two year period prior to the end of any Initial Term or Renewal Term for which any Party has provided notice to the others of its intention to terminate this Agreement at the end of such term, the Parties will agree in writing, prior to publication, upon revisions to the Co-Brand Standards, including the specific graphic uses of the Publisher Co-Brand Marks in relation to the Licensed Marks to be applied to the front covers and spines of the print Sprint LTD Directories and the cover, home page or similar feature of any non-print Sprint LTD Directory, provided that the Parties hereby agree that the Licensed Marks shall no longer be required to be the dominant brand, and the revised Co-Brand Standards shall be no more restrictive on Publisher than the then-existing Co-Brand Standards or then-existing Brand Identity Standards (as defined in the Trademark License Agreement).

         (f) In the event Sellers substitute any brand or trademark for the Licensed Marks in their provision of local telephone exchange service as the ILEC in any Service Area Sprint Trademark Co. will file U.S. trademark applications to register such new trademarks in its name for at least all of the goods and services permitted to be used by Publisher pursuant to this Agreement and the other Commercial Agreements, and upon first use such new trademarks will be deemed either added or substituted, as the case may be, and become Licensed Marks on Exhibit A of the Trademark License Agreement.

                                   ARTICLE 8

                              TERM AND TERMINATION

         SECTION 8.1 TERM. Except as otherwise provided in this Article 8, the term of this Agreement will commence on the date of this Agreement and will continue until December 31, 2052 (the "Initial Term"). Thereafter, the Agreement will automatically renew for successive five year terms ("Renewal Term(s)"), unless either Party terminates the Agreement by providing at least two years prior written notice to the other Party of its intent to terminate the Agreement at the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to in this Agreement as the "Term."

         SECTION 8.2 EFFECTS OF TERMINATION. Except as otherwise provided in this Agreement, upon termination of this Agreement:

         (a) Publisher will no longer have access under the Subscriber Listings Agreement or this Agreement to Subscriber Listing Information from Sprint LTD. However, Sprint LTD will, upon the request of Publisher, provide Publisher with access to listing information and updates with respect to Subscribers consistent with Sprint LTD's applicable regulatory obligations;

         (b) the indemnification obligations of the Parties set forth in Article 13 will continue indefinitely, subject to any applicable statutes of limitation, and no termination of all or any part of this Agreement will release any Party from liability for prior breaches of any provisions of this Agreement;

         (c) Publisher's obligations set forth in Section 10.1 will terminate immediately; and

         (d) except as set forth in Section 8.6 of this Agreement, the Non-Competition Agreement will terminate immediately.

         SECTION 8.3       EARLY TERMINATION BY SPRINT LTD.

         (a) If Publisher (i) materially breaches its obligations under this Agreement or any other Commercial Agreement with respect to a particular Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service Area and fails to cure such material breach within a reasonable time period (not to exceed the later of (1) the next publication of any affected directory or (2) 12 months) after Sprint LTD provides written notice to Publisher of such breach, or (ii) repeats the same material breach of its obligations under this Agreement or any other Commercial Agreement with respect to a particular Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service Area) two or more times following notice from Sprint LTD of the same breach with respect to the same Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service
Area), then Sprint LTD may, upon written notice to Publisher, in addition to all other rights and remedies Sprint LTD may have under applicable law or regulation or pursuant to this Agreement or any other Commercial Agreement, terminate the applicability of this Agreement and the other Commercial Agreements to the affected Sprint LTD Directory or Service Area (including with respect to the Sprint LTD Directories primarily distributed in or primarily directed at such Service Area), as the case may be. In case of any such termination of the applicability of this Agreement and the other Commercial Agreements pursuant to this Section 8.3(a), (i) the provisions of Section 8.2 will apply to such terminated Service Area and/or the applicable Sprint LTD Directory(ies) (including the immediate termination of Publisher's non-competition obligations under Section 10.1 with respect to such terminated Service Area and/or the terminated Sprint LTD Directory(ies)) and (ii) at Sprint LTD's option exercised by notice to Publisher at or prior to the termination of the applicability of this Agreement to the terminated Sprint LTD Directory(ies) or Service Area, Publisher will continue to produce, publish and distribute the White Pages Directory (including white pages listings and a classified business directory) under this Agreement for the affected Service Area for one additional publication cycle following the date of termination at Sprint LTD's cost in order to enable Sprint LTD to meet the Legal and Regulatory Requirements (in which case Publisher will continue to have access to Subscriber Listing Information with respect to the applicable Sprint LTD Directory(ies) under the Subscriber Listings Agreement solely for the purpose of complying with this obligation).

         (b) In addition to the rights of Sprint LTD under Section 8.4, if (i) Publisher willfully breaches this Agreement or any other Commercial Agreement with the intent of causing an adverse impact on the Licensed Marks and (ii) such breach results in a material adverse effect on the Licensed Marks among a significant portion of the total population residing within the Service Areas in the aggregate, Sprint LTD may, upon written notice to Publisher, in addition to all other rights and remedies Sprint LTD may have under applicable law or regulation or pursuant to this Agreement and the other Commercial Agreements, terminate this Agreement and the other Commercial Agreements.

         (c) If Publisher or any of its Subsidiaries directly or indirectly offers or sells, as principal, agent or reseller, wireline or wireless voice or data telecommunications services in the Geographic Coverage Areas which compete with a Sprint Entity's business and such activities continue for more than 30 days following notice from Sprint LTD, Sprint LTD may, upon written notice to Publisher, in addition to all other rights and remedies Sprint LTD may have under any applicable law or regulation or pursuant to this Agreement and the other Commercial Agreements, terminate this Agreement and the other Commercial Agreements. Notwithstanding the foregoing, if Publisher or any of its Subsidiaries acquires an entity or business that directly or indirectly offers, sells or promotes, as principal, agent or reseller, such telecommunications services, Sprint LTD may not terminate this Agreement or any other Commercial Agreements under this Section 8.3(c) because of such offering, sale or promotion of such telecommunications services if Publisher or such Subsidiary is attempting in good faith to divest or otherwise terminate the offer, sale and promotion of such telecommunications services in the Geographic Coverage Areas, except that Publisher or such Subsidiary must divest or otherwise terminate the offer, sale and promotion of such telecommunications services within twelve (12) months of the closing of such acquisition.

         (d) In case of any termination of this Agreement and the other Commercial Agreements pursuant to Section 8.3(b) or 8.3(c), (i) the provisions of Section 8.2 will apply (including the immediate termination of the Publisher's non-competition obligations under Section 10.1) and (ii) at Sprint LTD's option exercised by notice to Publisher at or prior to the termination of this Agreement, Publisher will continue to produce, publish and distribute the White Pages Directories (including white pages listings and a classified business directory) under this Agreement for one additional publication cycle following the date of termination at Sprint LTD's cost in order to enable Sprint LTD to meet the Legal and Regulatory Requirements (in which case Publisher will continue to have access to Subscriber List Information under the Subscriber Listings Agreement solely for the purpose of complying with this obligation).

         (e) Any termination of this Agreement with respect to any particular Sprint LTD Directory under this Agreement shall constitute a termination with respect to both such Sprint LTD Directory and any related White Pages Directory or Yellow Pages Directory covering substantially the same Subscribers, whether or not such White Pages Directory or Yellow Pages Directory is bound or produced together with the affected Sprint LTD Directory.

         SECTION 8.4 ADVERSE EFFECT ON THE LICENSED MARKS. If Publisher breaches this Agreement or the Trademark License Agreement in a manner that results in a material adverse effect on the Licensed Marks among a significant portion of the total population in the Geographic Coverage Areas, in the aggregate, and such breach is incapable of cure or has not been cured by Publisher within one hundred twenty (120) days following notice from Sprint LTD, Sprint LTD may, upon written notice to Publisher, in addition to all other rights and remedies Sprint LTD may have under any applicable law or regulation or pursuant to this Agreement and the other Commercial Agreements, suspend all rights of Publisher to use the Licensed Marks under the Trademark License Agreement in the affected Geographic Coverage Areas until such breach is cured. For purposes of this Section 8.4 only, any breach that is substantially similar to an event that occurred prior to the date hereof that did not result in a recall or recirculation of a Sprint LTD Directory will not be taken into account in determining whether a "material adverse effect" on the Licensed Marks has occurred.

         SECTION 8.5 FAILURE TO MEET REGULATORY OBLIGATIONS. If at any time during the Term, Sprint LTD reasonably determines that Publisher is not likely to publish the White Pages

Directories for one or more Service Areas in accordance with the terms of this Agreement and in a manner that would enable Sprint LTD to fulfill the Legal and Regulatory Requirements with respect to such Sprint Service Area(s), Sprint LTD will notify Publisher thereof, and Publisher will use commercially reasonable efforts to cure. If Publisher fails to cure, Sprint LTD may elect to publish such White Pages Directories itself or contract with third parties to publish such White Pages Directories in order to fulfill the Legal and Regulatory Requirements.

         SECTION 8.6       EARLY TERMINATION BY PUBLISHER. If any Sprint
Company (a) materially breaches its obligations under this Agreement, any other Commercial Agreement or the Non-Competition Agreement with respect to a particular Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service Area) and fails to cure such material breach within a reasonable time period (not to exceed 12 months) after Publisher provides written notice to Sprint LTD of such breach, or (b) repeats the same material breach of its obligations under this Agreement or any other Commercial Agreement with respect to a particular Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service Area) two or more times after notice from Publisher of the initial such material breach with respect to such Sprint LTD Directory (or, if the breach is not directly related to a particular Sprint LTD Directory, a particular Service Area), then Publisher may, upon written notice to Sprint LTD, in addition to all other rights and remedies it may have under applicable law or regulation or pursuant to this Agreement and the other Commercial Agreements, terminate the applicability of this Agreement and the other Commercial Agreements with respect to the affected Sprint LTD Directory or Service Area (including with respect to the Sprint LTD Directories primarily distributed in or primarily directed at such Service Area), as the case may be. In the case of such termination, the provisions of Section 8.2 will apply with respect to the affected Service Area and/or the applicable Sprint LTD Directory(ies), except that the Sprint Entities' obligations set forth in the Non-Competition Agreement will survive with respect to the affected Service Area and/or the applicable Sprint LTD Directory(ies) until the later to occur of (i) the fifth anniversary of such termination and (ii) December 31, 2052, except, that notwithstanding any other provision of the Non-Competition Agreement, Sprint LTD will be permitted to publish White Pages Directories (including white pages and classified business directories) in order to fulfill the Legal and Regulatory Requirements.

                                   ARTICLE 9

                        SALE OF A SPRINT LTD SERVICE AREA

         SECTION 9.1       SALE OF A SERVICE AREA.

         (a) Upon any direct or indirect sale or transfer by Sprint Parent, Sprint LTD or any other Sprint Entity of all or any part of a Service Area(s) after the date of the Stock Purchase Agreement (whether by a sale of assets or capital stock or by merger, including any change of control of Sprint Parent) the ultimate parent entity of the purchaser of any Service Area and its appropriate Affiliates will:

                  (i) be entitled to the benefit of and will be required to assume in writing and continue all of Sprint Parent's (in the case of the ultimate parent entity of the purchaser), Sprint Trademark Co.'s (in the case of purchaser's Affiliate that owns any substituted brand and trademarks described in clause (ii) below) and Sprint LTD's (in the case of purchaser's Affiliate that operates the Service Area, if other than the purchaser) rights and obligations under this Agreement, the other Commercial Agreements and the Non-Competition Agreement with respect to such Service Area (or part thereof) and the related Sprint LTD Directories;

                  (ii) have the right (exercisable in such purchaser's sole discretion) to substitute any brand and trademarks for the brand and trademarks then used in the provision of local telephone exchange service as the ILEC in the applicable Service Area (or part thereof); and

                  (iii) if the purchaser or any of its Affiliates substitutes any brand or trademarks pursuant to clause (ii) above, be obligated to substitute the substituted brand and trademarks for the Licensed Marks and to substitute substantially similar usage standards for the Brand Identity Standards, in each case pursuant to the terms and conditions of this Agreement and the Trademark License Agreement.

In the case of any substitution for the Licensed Marks and the Brand Identity Standards as described in clause (iii) above, Publisher will be required to accept such substitution in accordance with the terms of this Agreement and the Trademark License Agreement.

         (b) At the closing of any sale or transfer of all or any part of a Service Area pursuant to Section 9.1(a), Sellers shall cause purchaser and its applicable Affiliates as contemplated by Section 9.1(a)(i) to enter into separate agreements in a form reasonably satisfactory to Publisher that contain substantially identical terms and conditions as this Agreement, the other Commercial Agreements and the Non-Competition Agreement with respect to the transferred Service Area(s) (or part thereof) and Sprint LTD Directory(ies). Upon the execution of the agreements referenced in the prior sentence, Publisher consents to the assignment and assumption of Sprint Parent's, Sprint LTD's and Sprint Trademark Co.'s rights and obligations under this Agreement, the other Commercial Agreements and the Non-Competition Agreement with respect to such Service Areas (or part thereof) and related Sprint LTD Directories to and by the purchaser and its Affiliates as contemplated by Section 9.1(a)(i) without any ongoing obligations of Sprint Parent and its Affiliates with respect thereto (i.e., a novation will occur). In addition, Sprint LTD will use its good faith commercially reasonable efforts to cause the purchaser to agree that prior to any substitution of any trademarks for the Licensed Marks pursuant to Section 9.1(a)(ii) the purchaser and its Affiliates will (i) transfer ownership of any such substituted trademarks into a bankrupt remote entity which has substantially similar governing documents as Sprint Trademark Co. and (ii) enter into an agreement with Publisher that has substantially similar terms and conditions as the SPV Agreement. This Agreement, the other Commercial Agreements, the SPV Agreement and the Non-Competition Agreement will remain in full force and effect with respect to any Service Areas (or parts thereof) which are not transferred.

         (c) Notwithstanding any novation of all or part of the Non-Competition Agreement pursuant to Section 9.1(b), in the event all or any part of a Service Area is sold or transferred pursuant to Section 9.1(a), Sprint Parent, Sprint LTD and their Affiliates will remain bound by the obligations of the Non-Competition Agreement, including, without limitation, with respect to the then applicable Geographic Coverage Areas relating to such sold or transferred Service Area

(or part thereof). Notwithstanding any sale of all or part of a Service Area, Sprint Parent, Sprint Trademark Co. and their Affiliates will ensure that Publisher continues to have all rights to use the Licensed Marks (as defined in the Trademark License Agreement) that are in effect as of the consummation of such sale pursuant to this Agreement and the Trademark License Agreement until substitution of brands or trademarks pursuant to Section 9.1(a)(ii).

         (d) Any material breach of this Section 9.1 will constitute a material breach of this Agreement by Sprint LTD.

         SECTION 9.2 ACQUISITION OF A SERVICE AREA. If Sprint LTD determines to outsource or sell the directory publishing business in any New Service Area after the date of the Stock Purchase Agreement, Sprint LTD will request Publisher to submit a written proposal to Sprint LTD outlining the specific terms and conditions under which Publisher is willing to perform or acquire such business, which Publisher will submit with thirty (30) days following Sprint LTD's request if Publisher desires to pursue such opportunity. Sprint LTD's request (the "Request") will specify which business it wishes to outsource or sell and whether it wishes to outsource or sell such business. If Publisher does not submit a proposal within such 30-day period, Sprint LTD may contract with a third party to perform or acquire the business offered to Publisher consistent with the Request in Sprint LTD's discretion. If Publisher submits a proposal during such 30-day period, for a period of thirty (30) days following the receipt by Sprint LTD of such proposal to Sprint LTD will negotiate in good faith with Publisher to agree on terms and conditions under which Publisher would perform or acquire such business, provided, however, that Sprint LTD agrees that the non-economic terms and conditions of this Agreement and the Stock Purchase Agreement, to the extent they are applicable, will be acceptable in connection with the acquisition or performance of such business. If no agreement has been reached by the end of the thirty (30) day period, Sprint LTD will request Publisher to submit a final written proposal Sprint LTD, who will have five business days to accept or reject such proposal. If Sprint LTD and Publisher are unable to agree on terms for Publisher to perform or acquire such business Sprint LTD may contract with a third party to perform or acquire such business on terms which in the aggregate are no more favorable to such third party than last offered in writing to Publisher. If Sprint LTD has not contracted with a third party within six months of Sprint LTD and Publisher's failing to reach agreement, this Section 9.2 will once again apply. Notwithstanding the foregoing, Sprint LTD will not have any obligation to Publisher under this Section 9.2 in connection with the extension or renewal of any contract under which a third party is providing directory publishing services in a New Service Area at the time Sprint LTD acquires or obtains such New Service Area.

                                   ARTICLE 10

                         NONCOMPETE AND NONSOLICITATION

         SECTION 10.1      PUBLISHER OBLIGATIONS.

         (a) During the Term of this Agreement, Publisher agrees that neither Publisher nor any of its Affiliates will directly or indirectly engage in, own, manage, operate, share any revenues of, have any profit or other equity interest in any business or entity (other than pursuant to this Agreement or by ownership of less than five percent of the outstanding capital stock of a corporation whose securities are publicly traded) that engages in the business of producing, publishing and distributing (or selling advertising for inclusion in) any physical media directory which contains Directional Information relating to Subscribers that is distributed primarily in a Geographic Coverage Area; provided, that Publisher may produce, publish or distribute (and sell advertising for inclusion in) specialty guides or directories (e.g., niche, ethnic and new movers guides) containing Subscriber Listing Information or Directional Information distributed primarily in the Geographic Coverage Area, so long as (in any such case) such products do not materially compete with and are not significant substitutes for the physical media Sprint LTD Directories.

Notwithstanding the foregoing, if Publisher acquires an entity or business that is engaged in operations that cause Publisher to otherwise be in violation of this Section 10.1(a), Publisher will not be deemed to be in violation of this
Section 10.1(a) if Publisher or its Affiliates is in good faith attempting to divest or otherwise terminate the competing directories, except that Publisher or its Affiliates must divest or otherwise terminate the production, publication and distribution of such competing directories within twelve (12) months of the closing of the acquisition or similar agreement by Publisher or its Affiliates. In addition, if Publisher is acquired by an entity that is engaged in operations that cause Publisher to otherwise be in violation of this Section 10.1(a), Publisher will not be deemed to be in violation of this Section 10.1(a) as a result of any activities by the acquiring party and its Affiliates (other than Publisher and its Subsidiaries) that exist as of the closing of such sale. Any material breach of this Section 10.1(a) will constitute a material breach of this Agreement by Publisher.

         (b) In the event of a termination of this Agreement pursuant to Section 8.3(a), 8.3(b) or 8.3(c) (in its entirety or with respect to any Sprint LTD Directory or Service Area(s), as the case may be), or any suspension of the right to use the Licensed Marks pursuant to Section 8.4, the Publisher and its Affiliates will be prohibited from including on the cover or spine of any print directory primarily distributed in the affected Service Areas or the cover, home page or similar feature of any non-print directory primarily directed at persons or businesses within the affected Service Areas any name or brand (other than the name or brand of the ILEC in the applicable Service Area) that is identified with the provision of telecommunications services (including wireline or wireless voice or data services). The restriction under this Section 10.1(b) shall continue until (i) with respect to a termination pursuant to Section 8.3(a), 8.3(b) or 8.3(c), the later of (y) the fifth anniversary of the effective date of such termination of this Agreement and (z) December 31, 2052, and (ii) with respect to a termination pursuant to Section 8.4, during the term of such suspension.

         (c) During (i) the period between the date of this Agreement and the second anniversary of the date of this Agreement and (ii) the two year period following the termination of this Agreement, Publisher will not, directly or indirectly, through one or more of its Affiliates, on behalf of itself or any other person, recruit or otherwise solicit or induce any employee of Sprint LTD or any of its Affiliates or any of their successors to terminate his or her employment relationship with Sprint LTD or its Affiliates (other than Publisher and its subsidiaries). The foregoing will not, however, prohibit Publisher or any of its Affiliates from publishing any general public solicitation of employment opportunities.

                                   ARTICLE 11

                            CONFIDENTIAL INFORMATION

         SECTION 11.1 NONDISCLOSURE. Each Party may disclose to the other Confidential Information. Each Party agrees to keep Confidential Information of the other Party confidential, and not to disclose such information to any third Party, except to those of its employees, subcontractors, consultants and agents with a need to know and solely for the purpose of performing the receiving Party's obligations under this Agreement and the other Commercial Agreements and as otherwise permitted under this Agreement and the other Commercial Agreements; provided, that any such employees, subcontractors, consultants or agents are informed by the recipient Party of the confidential nature of the Confidential Information and agree to be bound by the terms no less restrictive than this
Article 11. The recipient of Confidential Information may use the Confidential Information and make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement and the other Commercial Agreements and as otherwise permitted under this Agreement and the other Commercial Agreements. All such copies will be subject to the same restrictions and protections as the original. Each Party will safeguard such Confidential Information from unauthorized use or disclosure with at least the same degree of care with which the recipient Party safeguards its own Confidential Information. The recipient Party will be responsible for any breach of this Article 11 by the recipient's employees, subcontractors, consultants or agents. Confidential Information belonging to a Party that is in the possession of the other Party will be returned, or destroyed at the disclosing Party's request, within thirty (30) days after a written request is delivered to the recipient, including any copies made by the recipient Party. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it will notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information. A Party may disclose Confidential Information which is required to be disclosed by law, a court of competent jurisdiction or governmental or administrative agency so long as the disclosing Party has been notified of the requirement promptly after the receiving Party becomes aware of the requirement and so long as the receiving Party undertakes all lawful measures to avoid disclosing such information until the disclosing Party has had reasonable time to seek a protective order and complies with any protective order that covers the Confidential Information to be disclosed.

         SECTION 11.2 RELIEF. Each Party agrees that the discloser of Confidential Information would be irreparably injured by a breach of Section
11.1 by the recipient of such Confidential Information or its representatives, and that the discloser will be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of Section 11.1. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

         SECTION 11.3 TERMINATION OF AGREEMENT. The obligations and rights under this Article 11 will survive the termination of this Agreement for a period of three years from the effective date of such cancellation or termination.

                                   ARTICLE 12

                         REPRESENTATIONS AND WARRANTIES

         SECTION 12.1 SPRINT REPRESENTATIONS AND WARRANTIES. Each of Sprint Parent, Sprint Trademark Co. and Sprint LTD represents and warrants to Publisher that it has the power and authority to enter into this Agreement.

         SECTION 12.2 PUBLISHER REPRESENTATIONS AND WARRANTIES. Publisher represents and warrants to Sprint LTD that Publisher has the power and authority to enter into this Agreement.

         SECTION 12.3 DISCLAIMER OF WARRANTIES. Except as expressly set forth in this Article 11, each Party makes no representation or warranty under this Agreement, and the Parties hereby disclaim all other warranties, whether express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, title, or noninfringement.

                                   ARTICLE 13

                    INDEMNIFICATION; LIMITATION OF LIABILITY

         SECTION 13.1 PUBLISHER INDEMNITY. Publisher will defend, hold harmless and indemnify each Sprint Entity and its officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all losses, damages, claims, demands, suits, liabilities, fines, penalties, costs, obligations, settlement payments, awards, judgments, deficiencies or other charges ("Losses") and any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding ("Expenses") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with:
(a) any errors, omissions, refusals to accept advertising, misclassification or misuse of information, claimed or actual, concerning any of the Sprint LTD Directories, except to the extent resulting from any errors, omissions or misclassifications in the Subscriber Listing Information provided by Sprint LTD under the Subscriber Listings Agreement; (b) any other claims by advertisers with respect to the Sprint LTD Directories; (c) any breach of this Agreement or any other Commercial Agreement by Publisher; (d) Publisher's activities with respect to the production, publishing and distribution of the Sprint LTD Directories; (e) the use of the Licensed Marks by Publisher in violation of this Agreement or the Trademark License Agreement; and (f) breach by Publisher of any of its representations or warranties set forth in Section 12.2.

         SECTION 13.2 SPRINT LTD INDEMNITY. Sprint LTD (with respect to clauses (a)-(e) below) and Sprint Parent (with respect to clause (f) below) will defend, hold harmless and indemnify Publisher and each of its Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all Losses and Expenses arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with: (a) claims resulting from errors, omissions or misclassifications in the Subscriber Listing Information provided by a Sprint Entity; (b) any breach of this Agreement or the Subscriber

Listings Agreement by a Sprint Company; (c) breach by a Sprint Company of any of its representations or warranties set forth in Section 12.1; (d) claims relating to Enhanced White Pages or any services provided by a Sprint Entity, including without limitation, local, long distance, wireless or other telecommunications services; (e) any failure to satisfy the Legal and Regulatory Requirements accruing prior to the date of this Agreement; and (f) any breach of the Trademark License Agreement by Sprint Trademark Co.

         SECTION 13.3 PROCEDURE. Promptly after receipt by the indemnified party of notice by a third party of a claim or of the commencement of any action or proceeding with respect to which such indemnified party may be entitled to receive payment from the other party for any Losses or Expenses, such indemnified party will notify the indemnifying party of the notice of such claim or of the commencement of such action or proceeding; provided, however, that the failure to so notify the indemnifying party will relieve the indemnifying party from liability under this Agreement with respect to such claim, action or proceeding only if, and only to the extent that, such failure to notify the indemnifying party results in the forfeiture by the indemnifying party of rights and defenses otherwise available to the indemnifying party with respect to such claim, action or proceeding. The indemnifying party will have the right, upon written notice delivered to the indemnified party within thirty (30) days thereafter assuming formal responsibility for any Losses and Expenses resulting from such claim, action or proceeding, to assume control of the defense of such claim, action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of the fees and disbursements of such counsel. In any claim, action or proceeding with respect to which indemnification is being sought hereunder, the indemnified party or the indemnifying party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The indemnifying party or the indemnified party, as the case may be, will at all times use reasonable efforts to keep the indemnifying party or the indemnified party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate (at the expense of the indemnifying party) in good faith with each other with respect to the defense of any such action. If the indemnifying party has assumed the defense of a claim, action or proceeding, no indemnified party may settle or compromise such matter or consent to the entry of any judgment with respect to such matter without the prior written consent of the indemnifying party. An indemnifying party may not, without the prior written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) simultaneously with the effectiveness of such settlement, compromise or consent, the indemnifying party pays in full any obligation imposed on the indemnified party by such settlement, compromise or consent (ii) such settlement, compromise or consent contains a complete release of the indemnified party and its Affiliates and their respective directors, officers and employees and (iii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the indemnified party or any of the indemnified party's Affiliates. In the event an indemnified party will claim a right to payment pursuant to this Agreement not involving a third party claim covered by Article 13, such indemnified party will send written notice of such claim to the appropriate indemnifying party. Such notice will specify the basis for such claim. As promptly as possible after the indemnified party has given such notice, such indemnified party and the appropriate indemnifying party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the indemnifying party will pay to the indemnified party immediately available funds in an amount equal to such claim as determined hereunder.

         SECTION 13.4 LIMITATION OF LIABILITY. NONE OF A SPRINT COMPANY OR PUBLISHER OR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY BREACH OF THIS AGREEMENT OR THE OTHER COMMERCIAL AGREEMENTS (EXCEPT THE TRADEMARK LICENSE AGREEMENT) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTIES (AND SUCH OTHER PARTIES' RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARTNERS, MEMBERS AND AFFILIATES) FROM ANY SUCH CLAIM. THE LIMITATION IN THIS SECTION 13.4 WILL NOT APPLY TO BREACHES OF (a) THE PARTIES' INDEMNIFICATION OBLIGATIONS, AS SPECIFIED ELSEWHERE IN ARTICLE 13 OF THIS AGREEMENT, OR (b) THE OBLIGATIONS OF THE PARTIES UNDER ARTICLE 2 OF THIS AGREEMENT.

         SECTION 13.5      ERRORS AND OMISSIONS.

         (a) Sprint LTD agrees to limit, by tariff or contract, its own and its contractors' and agents' (and hence Publisher's) liability to any Subscriber for any error or omission in any Subscriber Listing Information to no more than the cost, if any, assessed to the Subscriber for directory listing services.

         (b) Publisher agrees to limit, by contract, its own and its contractors' and agents' (and hence Sprint LTD's) liability to any advertiser for any error or omission in any Directory Advertising to no more than the cost assessed to the advertiser for such Directory Advertising.

                                   ARTICLE 14

                  ADDITIONAL REGULATORY REQUIREMENTS AND COSTS

         SECTION 14.1 REGULATORY REQUIREMENTS. Publisher will abide by and implement any changes related to the production, publishing and distribution of the Sprint LTD Directories that are required in order to fulfill the Legal and Regulatory Requirements. This obligation includes maintaining, retaining and producing upon request all records sufficient to show that Publisher has complied with the Legal and Regulatory Requirements. In accordance with the policies attached on Exhibit I, Sprint LTD will reimburse Publisher for reasonable incremental net costs incurred by Publisher in connection with the production, publication and distribution of the Sprint LTD Directories resulting from Publisher's obligations under this Agreement to comply with changes after the date of the Stock Purchase Agreement to the Legal and Regulatory Requirements (which is intended for these purposes to include material changes to the terms of interconnection and similar agreements entered into by Sprint LTD and any CLEC, and is not intended to include new agreements entered into by Sprint LTD after the date of the Stock Purchase Agreement on the terms and conditions existing as of the date of the Stock Purchase Agreement). Publisher will be solely responsible for the costs of complying with any changes after the date of this Agreement to any legal and regulatory requirements applicable to Publisher which are not part of the Legal and Regulatory Requirements.

         SECTION 14.2 PROVISION OF REGULATORY INFORMATION. Sprint LTD will be responsible for notifying Publisher of any changes to the Legal and Regulatory Requirements after the date of this Agreement. The failure of Sprint LTD to notify Publisher of any such changes will not relieve Publisher of its obligations to fulfill the Legal and Regulatory Requirements if Publisher knew, or should have known, of any such changes to the Legal and Regulatory Requirements.

                                   ARTICLE 15

                             SHARING OF INFORMATION

         SECTION 15.1 CREDIT MATTERS. Subject to applicable privacy and other laws, Sprint LTD and Publisher will exchange information relating to customers who fail to pay their obligations to Sprint LTD and Publisher, respectively.

         SECTION 15.2 PUBLISHER ACCESS TO SPRINT LTD DIRECTORY SYSTEM. Subject to reasonable limitations imposed by Sprint LTD, Sprint LTD will grant Publisher read-only access to the Sprint Universal Directory System (or any successor system) to allow Publisher to comply with is obligations under this Agreement.

                                   ARTICLE 16

                  INTERNET OPERATIONS AND OTHER SPRINT SERVICES

         SECTION 16.1 INTERNET LINKS. Each Party agrees to provide on its website an Internet hyperlink to the other Party's website during the Term, such hyperlink to be approved in advance by the other Party in its reasonable business discretion, consistent with the purpose of and subject to the terms and conditions of the Commercial Agreements.

         SECTION 16.2 SPRINT SERVICES. On the date of this Agreement, Publisher and the applicable Sprint Entities will execute telecommunications services agreements (in forms mutually agreed to between the Parties prior to the date of this Agreement), which require Publisher to use the Sprint Entities' (but not their successors') local, long distance and data services, on an exclusive basis from the date of this Agreement until December 31, 2006; provided, that (i) the Sprint Entities provide Publisher such services on a most-favored-customer basis for similarly situated customers that are purchasing equivalent volumes and types of services, (ii) the Sprint Entities provide the type, prices and quality of services equal to the services provided by other parties and (iii) the requirements of this Section
16.2 shall not apply to the extent that Publisher has existing contractual arrangements with another provider as of the date of this Agreement until the expiration of such arrangements in accordance with their terms, except that the wireless services used by the general employees and sales people of Publishers and directly paid for by Publisher will be Sprint Services if available in the employees' locations.

         SECTION 16.3 INFORMATION SYSTEMS. Sprint LTD will negotiate in good faith any enhancements that Publisher desires to make to connections between Publisher's and Sprint LTD's information technology systems, including with respect to the format of Subscriber Listing Information and updates.

                                   ARTICLE 17

                               DISPUTE RESOLUTION

         SECTION 17.1 OPTION TO NEGOTIATE DISPUTES. The Parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement, the Subscriber Listings Agreement or the Non-Competition Agreement using the procedures in this Section 17.1. Either Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within ten (10) days after delivery of the notice, representatives of the Parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of the Parties within the time frames and escalation process set forth below:

                               SPRINT LTD (TITLE)                   PUBLISHER (TITLE)
------------------------------------------------------------------------------------------
WITHIN 10 DAYS      VICE PRESIDENT - LAW, MARKETING AND SALES     GENERAL COUNSEL
------------------------------------------------------------------------------------------
WITHIN 20 DAYS      VICE PRESIDENT - BUSINESS PLANNING &          CHIEF FINANCIAL OFFICER
                    DEVELOPMENT
------------------------------------------------------------------------------------------
WITHIN 30 DAYS      PRESIDENT - LTD                               CHIEF EXECUTIVE OFFICER
------------------------------------------------------------------------------------------

         If a Party intends to be accompanied at a meeting by an attorney, the other Party will be given at least two business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this
Section 17.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

         SECTION 17.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         SECTION 17.3 FORUM SELECTION. Any court proceeding brought by either Party shall be brought in the United States District Court for the District of Delaware in Wilmington, Delaware. Each Party agrees to personal jurisdiction in such court.

         SECTION 17.4 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER-CLAIM, THIRD PARTY CLAIM OR OTHERWISE.

         If for any reason the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. Section 1, et. seq. Any arbitration will be held in the Wilmington, Delaware metropolitan area and be subject to the Governing Law provision of this Agreement. Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the District of Delaware.

         The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

         SECTION 17.5 ATTORNEYS' FEES. The prevailing Party in any formal dispute will be entitled to reasonable attorneys' fees and costs, including reasonable expert fees and costs. This provision will not apply if the prevailing Party rejected a written settlement offer that exceeds the prevailing Party's recovery.

         SECTION 17.6 CUMULATIVE REMEDIES. No right or remedy in this Agreement conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy under this Agreement or under applicable law, whether now or hereafter existing. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its terms and that the Parties will be entitled to specific performance and injunctive relief (without the necessity of posting bond) in addition to any other remedy to which they are entitled at law or equity.

                                   ARTICLE 18

                        REAFFIRMATION OF CENDON PAYMENTS

         SECTION 18.1 FORMER CENDON DIRECTORY AGREEMENTS. The Parties acknowledge that (i) this Agreement supercedes the Directory Services Agreement effective as of July 1, 2000, among RHDPA, CenDon and Sprint LTD, which in turn had superceded the CenDon Virginia Directory Agreement dated May 5, 1988, as amended; the CenDon Florida Directory Agreement dated May 5, 1988, as amended; the CenDon Nevada Directory Agreement dated May 5, 1988, as amended; and the CenDon North Carolina Directory Agreement, dated May 5, 1988, as amended (collectively, the "Former CenDon Directory Agreements") and (ii) pursuant to the Limited Liability Company Agreement of CenDon, dated April 27, 2000, CenDon assumed the rights and obligations of the CenDon Partnership (as defined in such Limited Liability Company Agreement) under the Former CenDon Directory Agreements.

                                   ARTICLE 19

                                     GENERAL

         SECTION 19.1 ASSIGNMENT. Except as provided in Section 9.1 of this Agreement, neither Party may assign all or any of its rights or obligations under the Agreement without the prior written consent of the other Party, except that either Party may assign all of its rights and obligations under the Agreement (a) in connection with a sale of all or substantially all of its assets or by merger if the purchaser assumes in writing all of the assigning Party's rights and obligations under this Agreement, the other Commercial Agreements and the Non-Competition Agreement in a form reasonably acceptable to the other Party, (b) to (i) any of its Affiliates or (ii) any lender or other party as collateral for any financing provided that no such assignment permitted by this clause (b) will relieve such Party of any of its obligations under this Agreement.

         SECTION 19.2 SUBCONTRACTORS. Notwithstanding the prohibition on sublicensing set forth in the Subscriber Listings Agreement and Section 2.1 hereof, any Party may subcontract with third parties or Affiliates of such Party for the performance of any of such Party's obligations under this Agreement. If any obligation is performed for either Party through a subcontractor, such Party will remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through subcontractors, and such Party will be solely responsible for payments due to its subcontractors. No contract, subcontract or other agreement entered into by either Party with any third party in connection with the provision of services under this Agreement will provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor will be deemed a third party beneficiary for any purposes under this Agreement.

         SECTION 19.3 RELATIONSHIP. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between any Sprint Entity and Publisher, franchisor - franchisee, or to make any Sprint Entity or Publisher partners, joint venturer or co-employer of the other, or result in joint service offerings to their respective customers.

         SECTION 19.4 NOTICES. Any notice required or permitted under this Agreement will be in writing and will be hand-delivered, sent by confirmed facsimile or mailed by overnight express mail. Notice will be deemed to have been given when such notice is received. Addresses for notices are as follows:

                  If to a Sprint Company:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0202 - 2B579
                           Attention: Vice President, Business Planning &
                                      Development- LTD
                           Facsimile: 913-794-0141

                  With a copy to:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0302 - 3B679
                           Attention: Legal - Corporate Secretary
                           Facsimile: 913-794-0144

                  If to Publisher:

                           R.H. Donnelley Corporation
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attention: General Counsel
                           Facsimile: 914-933-6844

or at such other address as either Party may provide to the other by written notice.

         SECTION 19.5 INDEPENDENT CONTRACTOR. The relationship between the Parties is that of an independent contractor. Each Party will be solely responsible for such Party's employees, including compliance with all employment laws, regulations, and rules and payment of wages, benefits and employment taxes such as Social Security, unemployment, workers compensation and federal and state withholding with respect to such employees.

         SECTION 19.6 ENTIRE AGREEMENT. The Commercial Agreements constitute the entire understanding and agreement of the Parties concerning the subject matter of this Agreement and the other Commercial Agreements, and supersede any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter expressly set forth in the Commercial Agreements. Notwithstanding the foregoing, the Subscriber Listings Agreement and the terms and conditions contained therein are incorporated by reference into this Agreement in their entirety.

         SECTION 19.7 SEVERABILITY. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate in good faith a replacement provision or provisions.

         SECTION 19.8 COMPLIANCE WITH LAWS/REGULATIONS. Subject to Article 14, each Party will comply with all federal, state, and local laws, regulations, rules, ordinances and orders relating to the performance of its obligations and the use of services provided under the Agreement, including any rulings, modifications, regulations or orders of the Federal

Communications Commission and/or any applicable state utility commission to the extent this Agreement is subject to the jurisdiction of such regulatory authority.

         SECTION 19.9 FORCE MAJEURE. Neither Party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of God, a public enemy or terrorism, fires, floods, freight embargoes, earthquakes, volcanic actions, wars (whether against a nation or otherwise), civil disturbances or other similar causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform (a "Force Majeure"). If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition will give prompt notice to the other Party, will use commercially reasonable efforts to perform in spite of the Force Majeure condition and upon cessation of such Force Majeure condition will give like notice and commence performance under the Agreement as promptly as reasonably practicable.

         SECTION 19.10 NO THIRD PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the Parties, and no third-party beneficiaries are created by this Agreement. This Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

         SECTION 19.11 BINDING EFFECT. This Agreement will be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns.

         SECTION 19.12 WAIVERS. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the Party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party will not be deemed a waiver of any subsequent or other default.

         SECTION 19.13 EXHIBITS. Exhibits to this Agreement are incorporated and made a part of this Agreement. In the event of a conflict between the terms of this Agreement and an exhibit to this Agreement, the terms of this Agreement will override and govern.

         SECTION 19.14 HEADINGS. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

         SECTION 19.15 SURVIVAL. Any liabilities or obligations of a Party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a Party under any other provisions of this Agreement which, by their terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

         SECTION 19.16 MODIFICATIONS. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an officer of each of the respective parties hereto.

         SECTION 19.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. This Agreement will become effective when one or more counterparts have been signed by each and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

         SECTION 19.18 SPRINT LTD OBLIGATIONS. Each individual entity comprising Sprint LTD under this Agreement will be severally responsible for the obligations of Sprint LTD under this Agreement with respect to the specific Service Areas operated by such entity. Subject to any novation that occurs pursuant to Section 9.1(b), Sprint Parent will be jointly and severally responsible with each entity comprising Sprint LTD for the obligations of such entity under this Agreement.

         SECTION 19.19 PUBLISHER REASONABLE EFFORTS. No violation or breach of Sections 3.2, 3.5, 3.9, 3.16, 3.17(c), and 7.1 of this Agreement that would otherwise constitute a material breach of this Agreement will be deemed to constitute a material breach so long as Publisher has used its commercially reasonable efforts to comply with the applicable section and the action or omission constituting such violation or breach is not materially inconsistent with the performance of Publisher prior to the date hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

PUBLISHER:

R.H. DONNELLEY PUBLISHING
& ADVERTISING, INC.                               CENDON, L.L.C.
(f/k/a Sprint Publishing & Advertising, Inc.)

By: /s/ ROBERT J. BUSH                            By: /s/ ROBERT J. BUSH
   ----------------------------                      ---------------------------

Name:   Robert J. Bush                            Name:   Robert J. Bush

Title:  Vice President and Secretary              Title:  Authorized Signatory

R.H. DONNELLEY DIRECTORY COMPANY
(f/k/a Centel Directory Company)

By: /s/ ROBERT J. BUSH
   ----------------------------

Name:   Robert J. Bush

Title:  Vice President and Secretary

                     [Directory Services License Agreement]

SPRINT PARENT:

SPRINT CORPORATION

By: /s/ MICHAEL B. FULLER
   ----------------------------

Name:   Michael B. Fuller

Title:  President, Local Telecom Division

SPRINT DIRECTORY CO.:

SPRINT DIRECTORY TRADEMARK COMPANY, LLC

By: /s/ JOSEPH MEYER
   ----------------------------

Name:   Joseph Meyer

Title:  President

SPRINT LTD:

SPRINT MINNESOTA, INC.                            SPRINT - FLORIDA, INCORPORATED

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

CAROLINA TELEPHONE & TELEGRAPH                    UNITED TELEPHONE - SOUTHEAST,
CO.                                               INC.

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

UNITED TELEPHONE COMPANY OF THE                   UNITED TELEPHONE COMPANY OF
CAROLINAS                                         SOUTHCENTRAL KANSAS

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

UNITED TELEPHONE COMPANY OF                       UNITED TELEPHONE COMPANY
EASTERN KANSAS                                    OF KANSAS

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

SPRINT MISSOURI, INC.                             UNITED TELEPHONE COMPANY OF
                                                  TEXAS, INC.

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

UNITED TELEPHONE COMPANY                          THE UNITED TELEPHONE COMPANY
OF THE WEST                                       OF PENNSYLVANIA

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

UNITED TELEPHONE COMPANY                          UNITED TELEPHONE COMPANY OF
OF NEW JERSEY, INC.                               THE NORTHWEST

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

UNITED TELEPHONE COMPANY                          UNITED TELEPHONE COMPANY
OF OHIO                                           OF INDIANA, INC.

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

CENTRAL TELEPHONE COMPANY                         CENTRAL TELEPHONE COMPANY OF
                                                  VIRGINIA

By: /s/ JOSEPH MEYER                              By: /s/ JOSEPH MEYER
   ----------------------------                      ---------------------------

Name:   Joseph Meyer                              Name:   Joseph Meyer

Title:  Vice President                            Title:  Vice President

CENTRAL TELEPHONE COMPANY
OF TEXAS

By: /s/ JOSEPH MEYER
   ----------------------------

Name:   Joseph Meyer

Title:  Vice President